EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	State (Country) of Incorporation
Carreker Ltd.	United Kingdom
CheckFree Corporation	Delaware
CheckFree E-Commerce Solutions Limited	United Kingdom
CheckFree i-Solutions, Inc.	Delaware
CheckFree i-Solutions Corp.	Ontario
CheckFree PhonePay Services, Inc.	New York
CheckFree Securities, LLC	Delaware
CheckFree Services Corporation	Delaware
CheckFree Software & Services (UK) Limited	United Kingdom
CheckFree Solutions Limited	United Kingdom
CheckFree Solutions (Australia) PTY Limited	Australia
CheckFree Solutions S.A.	Luxembourg
CheckFreePay Corporation	Connecticut
CheckFreePay Corporation of California	California
CheckFreePay Corporation of New York	Delaware
Colonial Technologies Corp.	Delaware
Corillian Corporation	Oregon
Corillian Community Banking Solutions, LLC	Oregon
Corillian International Ltd.	United Kingdom
Corillian South Asia Snd Bhd	Malaysia
Data-Link Systems, LLC	Wisconsin
District Corporation	Connecticut
EPSIIA Corporation	Texas
Fiserv (Europe) Limited	United Kingdom
Fiserv Acquisition Holding, Inc.	Delaware
Fiserv CIR, Inc.	Delaware
Fiserv Clearing, Inc.	Delaware
Fiserv Federal Systems, Inc.	Delaware
Fiserv FSC, Inc.	California
Fiserv Fulfillment Agency, LLC	Delaware
Fiserv Fulfillment Agency of Alabama, LLC	Alabama
Fiserv Fulfillment Services, Inc.	Arizona
Fiserv Fulfillment Services, Inc.	Pennsylvania
Fiserv Fulfillment Services of Alabama, L.L.C.	Alabama
Fiserv Fulfillment Services of Maryland, Inc.	Maryland
Fiserv Fulfillment Services South, Inc.	Florida
Fiserv Fulfillment Services Title Agency, Inc.	Ohio
Fiserv India Private Limited	India
Fiserv Insurance Holdings, Inc.	Delaware
Fiserv Insurance Solutions, Inc.	Delaware
Fiserv Nevada, Inc.	Nevada
Fiserv PAR, Inc.	Wisconsin
Fiserv Solutions, Inc.	Wisconsin
Fiserv Solutions of Australia Pty Ltd.	Victoria
Fiserv Worldwide Solutions, LLC	Delaware
Heliograph Inc.	Delaware
Heliograph Ltd.	United Kingdom
ICS (Australia) Pty Ltd.	Australia
ICS Pty Ltd.	Australia
ILS Services, LLC	Delaware
Information Technology, Inc.	Nebraska

Subsidiary	State (Country) of Incorporation
Insurance Education Institute, Inc.	North Carolina
InsureWorx, Inc.	Delaware
ITI of Nebraska, Inc.	Nebraska
Jerome Digital Communications, L.L.C.	Missouri
Jerome Group, L.L.C.	Missouri
National Flood Services, Inc.	Montana
P2P Link, LLC	Delaware
Pickett Corporation	Connecticut
Precision Computer Systems, Inc.	South Dakota
RemitStream Solutions, LLC	Delaware
Results International Systems, Inc.	Ohio
Third Party Solutions, Inc.	Delaware
USERS Incorporated	Maryland
Working Rx Holding Company	Delaware
WRxCare, Inc.	Delaware
XP Systems Corporation	Minnesota